--------------

EXHIBIT 10.121

--------------

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 25,

2001 by and between USURF AMERICA, INC., a Nevada corporation (the

"Company"), and FUSION CAPITAL FUND II, LLC (together with its permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the

Company wishes to sell to the Buyer, and the Buyer wishes to buy from the

Company, up to Ten Million Dollars ($10,000,000) of the Company's common stock, par value $.0001 per share (the "Common Stock"). The shares of

Common Stock to be purchased hereunder are referred to herein as the

"Purchase Shares."

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in Sections 6, 7 and 9 below, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, shares of Common Stock as follows:

(a) Commencement of Purchases of Common Stock. The purchase and sale of

Common Stock hereunder shall commence (the "Commencement") within five (5)

Trading Days following the date of satisfaction (or waiver) of the conditions to the Commencement set forth in Sections 6 and 7 below (the date of such Commencement, the "Commencement Date").

(b) Buyer's Purchase Rights and Obligations. Subject to the Company's

right to suspend purchases under Section 1(d)(ii) hereof, , the Buyer shall purchase shares of Common Stock on each Trading Day during each Monthly

Period equal to the Daily Base Amount at the Purchase Price in accordance with Section 1(e). Within three (3) Trading Days of receipt of Purchase

Shares, the Buyer shall pay to the Company an amount equal to the Purchase

Amount with respect to such Purchase Shares as full payment for the

Purchase Shares so received. The Company shall not issue any fraction of a share of Common Stock upon any purchase. All shares of Common Stock

(including fractions thereof) issuable upon a purchase under this Agreement shall be aggregated for purposes of determining whether the purchase would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

All payments made under this Agreement shall be made in lawful money of the

United States of America by check or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.

Whenever any amount expressed to be due by the terms of this Agreement is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day.

(c) Company's Rights to Decrease or Increase the Daily Base Amount.

(i) Company's Right to Decrease the Daily Base Amount. The Company shall always have the right at any time to decrease the amount of the Daily Base

Amount by delivering written notice (a "Daily Base Amount Decrease Notice")

to the Buyer which notice shall specify the amount of the new Daily Base

Amount. The decrease in the Daily Base Amount shall become effective one

Trading Day after receipt by the Buyer of the Daily Base Amount Decrease.

Any Purchase Notices submitted by the Buyer which have a Purchase Date on or prior to the first (1st) Trading Day after receipt by the Buyer of a

Daily Base Amount Decrease Notice must be honored by the Company as otherwise provided herein. The decrease in the Daily Base Amount shall remain in effect until the Company delivers to the Buyer a Daily Base

Amount Increase Notice (as defined below).

(ii) Company's Right to Increase Daily Base Amount. The Company shall always have the right at any time to increase amount of the Daily Base

Amount up to the Original Daily Base Amount by delivering written notice to the Buyer stating the new amount of the Daily Base Amount (a "Daily Base

Amount Increase Notice"). If the Closing Sale Price of the Common Stock on

each of the five (5) consecutive Trading Days immediately prior to a Daily

Base Amount Increase Notice is at least $5.00, the Company shall have the right to deliver a Daily Base Amount Increase Notice which increases the amount of the Daily Base Amount to any amount above the Original Daily Base

Amount. A Daily Base Amount Increase Notice shall be effective one Trading

Day after receipt by the Buyer. Such increase in the amount of the Daily

Base Amount shall continue in effect until the delivery to the Buyer of a

Daily Base Amount Decrease Notice. Notwithstanding anything to the contrary, if the Daily Base Amount then in effect is greater than the

Original Daily Base Amount and the Sale Price of the Common Stock during any Trading Day is less than $5.00, the amount of the Daily Base Amount for such Trading Day on which the Sale Price of the Common Stock is less than

$5.00 and for each Trading Day thereafter shall be the Original Daily Base

Amount or such lesser amount as specified by the Company in a Daily Base

Amount Decrease Notice. Thereafter, the Company shall again have the right to increase the amount of the Daily Base Amount to any amount above the

Original Daily Base Amount only if the Closing Sale Price of the Common

Stock is at least $5.00 on each of five (5) consecutive Trading Days

(d) Limitations on Purchases.

(i) Exchange Cap Limitation. The Company shall not effect any purchase under this Agreement and the Buyer shall not have the right to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the "Exchange Cap" shall be deemed to be reached.

The "Exchange Cap" shall be deemed to be reached at such time if, upon submission of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the

Company's obligations under the rules or regulations of the Principal Market.

(ii) Limitation on Beneficial Ownership. The Company shall not effect any sale under this Agreement and the Buyer shall not have the right to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the Buyer together with its affiliates would beneficially own in excess of 9.9% of the outstanding shares of the

Common Stock following such purchase. For purposes hereof, the number of shares of Common Stock beneficially owned by the Buyer and its affiliates or acquired by the Buyer and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable in connection with a

Purchase Notice under this Agreement with respect to which the determination is being made, but shall exclude the number of shares of

Common Stock which would be issuable upon (1) a purchase of the remaining

Available Amount which has not been submitted for purchase, and (2)

exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer and its affiliates. If the 9.99% limitation is ever reached, this shall not effect or limit the Buyer's obligation to purchase the Daily Base Amount as otherwise provided in this Agreement. For purposes of this Section, in determining the number of outstanding shares of Common Stock the Buyer may rely on the number of outstanding shares of Common Stock as reflected in

(1) the Company's most recent Form 10-Q or Form 10-K, as the case may be,

(2) a more recent public announcement by the Company or (3) any other written communication by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request of the Buyer, the Company shall promptly confirm orally and in writing to the Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common

Stock shall be determined after giving effect to any purchases under this

Agreement by the Buyer since the date as of which such number of outstanding shares of Common Stock was reported. Except as otherwise set forth herein, for purposes of this Section 1(d)(ii), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities

Exchange Act of 1934, as amended.

(iii) Company's Right to Suspend Purchases. The Company may at any time give written notice (a "Purchase Suspension Notice") to the Buyer suspending purchases by the Buyer under this Agreement. The Purchase

Suspension Notice shall be effective only for Purchase Notices which have a

Purchase Date later than three (3) Trading Days after receipt of the

Purchase Suspension Notice by the Buyer. Any Purchase Notices submitted by the Buyer which have a Purchase Date on or prior to the third (3rd) Trading

Day after receipt by the Buyer of the Company's Purchase Suspension Notice

must be honored by the Company as otherwise provided herein. Such purchase suspension shall continue in effect until the revocation in writing by the

Company, at its sole discretion So long as a Purchase Suspension Notice is in effect, the Buyer shall not be obligated to purchase any Purchase Shares from the Company under Section 1 of this Agreement.

(e) Mechanics of Purchasing. The purchase of shares of Common Stock under this Agreement shall be conducted in the following manner:

(i) Buyer's Delivery Requirements. On each Trading Day that the Buyer is to purchase shares of Common Stock under this Agreement, the Buyer shall transmit by facsimile (or otherwise deliver) on or prior to 11:59 p.m.,

Central Time on the date of purchase, a copy of a fully executed notice of purchase substantially in the form attached hereto as Exhibit A (the

"Purchase Notice") to the Company.

(ii) Company's Response. Upon receipt by the Company of a copy of a

Purchase Notice, the Company shall as soon as practicable, but in no event later than one (1) Trading Day after receipt of such Purchase Notice, send via facsimile (or otherwise deliver), a confirmation of receipt of such

Purchase Notice in the form attached hereto as Exhibit B (a "Company

Confirmation of Purchase Notice") to (1) the Buyer and (2) along with a copy of the Purchase Notice, the Company's designated transfer agent (the

"Transfer Agent"), which confirmation shall constitute an irrevocable instruction to the Transfer Agent to process such Purchase Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of a copy of the executed Purchase Notice and a copy of the applicable Company

Confirmation of Purchase Notice, the Transfer Agent shall, on the first

(1st) Trading Day following the date of receipt of the Company Confirmation of Purchase Notice, (A) provided the Transfer Agent is participating in The

Depository Trust Company's ("The DTC") Fast Automated Securities Transfer

Program, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer's or its designee's balance account with The DTC through its Deposit Withdrawal At Custodian ("DWAC")

system, or (B) if the Transfer Agent is not participating in The DTC Fast

Automated Securities Transfer Program and DWAC system, issue and surrender to a common carrier for overnight delivery to the address as specified in the Purchase Notice, a certificate, registered in the name of the Buyer,

for the number of shares of Common Stock to which the Buyer shall be entitled.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Purchase Price, the Company shall instruct the Transfer Agent to issue to the Buyer the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Buyer via facsimile within one (1) Trading Day of receipt of the Buyer's Purchase Notice. If the Buyer and the Company are

unable to agree upon the determination of the Purchase Price within one (1)

Trading Day of such disputed determination being submitted to the Buyer,

then the Company shall within one (1) Trading Day submit via facsimile the disputed determination of the Purchase Price to an independent, reputable investment bank selected by the Company and approved by the Buyer. The

Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Buyer of the results no later than the fifth (5th) day after the date it receives the disputed determinations. Such investment bank's shall be binding upon all parties absent manifest error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a purchase under this Agreement shall be treated for all purposes as the record holder or holders of such shares of

Common Stock on the Purchase Date.

(v) Company's Failure to Timely Deliver Shares. If within five (5) Trading

Days after the Company's receipt of a copy of the Purchase Notice properly submitted in accordance with the term and conditions of this Section 1(e)

(subject to extension in accordance with Section 1(e)(iii) for a good faith dispute made in accordance with the terms of Section 1(e)(iii)) (the "Share

Delivery Period"), the Transfer Agent fails to issue Purchase Shares via credit to the Buyer's account with DTC for the number of Purchase Shares specified in a Purchase Notice submitted by the Buyer (a "Purchase

Failure"), in addition to all other available remedies which the Buyer may pursue under applicable laws and this Agreement (including indemnification obligations of the Company set forth in Section 8 hereof), the Company shall pay in cash, on demand, additional damages to the Buyer for each day after such fifth (5th) Trading Day that the issuance of such Purchase

Shares is not timely effected, in an amount equal to 1.5% of the product of

(I) the number of Purchase Shares not issued to the Buyer on a timely basis pursuant to Section 1(e)(ii) and to which the Buyer is entitled and (II)

the Closing Sale Price of the Common Stock on the Purchase Date.

(vi) Book Entry. Notwithstanding anything to the contrary set forth herein, upon purchase of any portion of the Available Amount in accordance with the terms hereof, the Buyer shall not be required to physically surrender this Agreement to the Company. The Buyer and the Company shall each maintain records showing the remaining Available Amount and the dates and Purchase Amounts for each purchase or shall use such other method,

reasonably satisfactory to the Buyer and the Company, so as not to require physical surrender of this Agreement upon each purchase. The Buyer and any assignee, by acceptance of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following purchase of any portion of the Available Amount, the remaining Available Amount under this

Agreement shall be less than the aggregate Available Amount set forth on the face hereof.

(f) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under of this Agreement.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Commitment Shares and the Warrants (each as defined in

Section 4(f) hereof) (this Agreement, the Commitment Shares and the

Warrants are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties,

agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents

(as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i)

is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the

Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in

Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Buyer acknowledges that the Company currently lacks capital with which to exploit, on a full-scale basis, its wireless Internet access and other wireless products and that the Company expects that it may remain in substantially the same position unless the Company is able to obtain additional funding.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the

Securities.

(f) Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 6(a) hereof): (i)

the Securities have not been and are not being registered under the 1933

Act or any state securities laws, and may not be offered for sale, sold,

assigned or transferred unless (A) subsequently registered thereunder or

(B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of

Rule 144 and further, if Rule 144 is not applicable, any resale of the

Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

(iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency,

reorganization, moratorium, liquidation and other similar laws relating to,

or affecting generally, the enforcement of applicable creditors' rights and remedies.

(h) Residency. The Buyer is a resident of the State of Illinois.

(i) No Prior Short Selling. The Buyer represents and warrants to the

Company that at no time prior to the date of this Agreement has any of the

Buyer, its agents, associates, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b 3 of the 1934 Act) of the Common

Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that:

(a) Organization and Qualification. The Company and its "Subsidiaries"

(which for purposes of this Agreement means any entity in which the

Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary,

except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse

Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on any of: (i) the business, properties, assets,

operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, (ii) the value of the Common

Stock, (iii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under the Transaction

Documents (as defined in Section 2(b) hereof). The Company has no

Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. (i) The Company has the

requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant Agreement (as defined in

Section 4(f) hereof), the Registration Rights Agreement (as defined in

Section 6(a) hereof) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this

Agreement (collectively, the "Transaction Documents"), and to issue the

Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby,

including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of

Directors and no further consent or authorization is required by the

Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement

Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium,

liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 15,105,010 shares are issued and outstanding no shares are held as treasury shares, no shares are reserved for issuance pursuant to the Company's stock option plans, 395,477 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) no shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c),

(i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities,

(iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to,

or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments,

understandings or arrangements by which the Company or any of its

Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants,

scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv)

there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement),

(v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions,

and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's

By-laws, as amended and as in effect on the date hereof (the "By-laws"),

and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities. The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be

(i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 4,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase

Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. Except as disclosed in Schedule 3(e), the execution,

delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the

Certificate of Incorporation, any Certificate of Designations, Preferences

and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under,

or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the

Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the

Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a

Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the

Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation,

Preferences and Rights of any outstanding series of preferred stock of the

Company or By-laws or their organizational charter or by-laws,

respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture,

instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity,

except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material

Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in

Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the

Commencement Date,. Except as disclosed in Schedule 3(e), the Company is not and has not been since January 1, 1999, in violation of the listing requirements of the Principal Market.

(f) SEC Documents; Financial Statements. Except as disclosed in Schedule

3(f), since January 1, 1999, the Company has timely filed all reports,

schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities

Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").

As of their respective dates (except as they have been correctly amended),

the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents,

at the time they were filed with the SEC (except as they may have been correctly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates

(except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved

(except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Absence of Certain Changes. Except as disclosed in Schedule 3(g),

since June 30, 2000, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency,

self-regulatory organization or body pending or, to the knowledge of the

Company or any of its Subsidiaries, threatened against or affecting the

Company, the Common Stock or any of the Company's Subsidiaries or any of

the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material

Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency,

self-regulatory organization or body which, as of the date of this

Agreement, is pending or threatened in writing against or affecting the

Company, the Common Stock or any of the Company's Subsidiaries or any of

the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in Schedule 3(h).

(i) Acknowledgment Regarding Buyer's Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the

Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the

Buyer or any of its representatives or agents in connection with the

Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The

Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation. Neither the Company, nor any of its

affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(k) No Integrated Offering. Neither the Company, nor any of its

affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the

Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(l) Dilutive Effect. The Company understands and acknowledges that the number of Purchase Shares purchasable under this Agreement will increase in certain circumstances. The Company further acknowledges that its obligation to issue Purchase Shares under this Agreement in accordance with the term and conditions hereof is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(m) Intellectual Property Rights. The Company and its Subsidiaries own or

possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents,

patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule

3(m), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights,

copyrights, inventions, licenses, approvals, government authorizations,

trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the

Company or its Subsidiaries of any material trademark, trade name rights,

patents, patent rights, copyrights, inventions, licenses, service names,

service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on

Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against,

the Company or its Subsidiaries regarding trademark, trade name, patents,

patent rights, invention, copyright, license, service names, service marks,

service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(n) Environmental Laws. The Company and its Subsidiaries (i) are in

compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety,

the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits,

licenses or other approvals required of them under applicable Environmental

Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval,

except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the

Company and its Subsidiaries, in each case free and clear of all liens,

encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the

Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(p) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its

Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the

Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings,

business or operations of the Company and its Subsidiaries, taken as a whole.

(q) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject

(unless and only to the extent that the Company and each of its

Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount,

shown or determined to be due on such returns, reports and declarations,

except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the

Company know of no basis for any such claim.

(s) Transactions With Affiliates. Except as set forth on Schedule 3(s) and other than the grant or exercise of stock options disclosed on Schedule

3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its

Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the

Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer,

director, trustee or partner.

(t) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

(u) Foreign Corrupt Practices. Neither the Company, nor any of its

Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the

U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4. COVENANTS.

(a) Filing of Registration Statement. The Company shall within five (5)

Trading Days from the date hereof file a new registration statement covering the sale of at least 7,445,000 shares of Common Stock. The Buyer and its counsel shall have a reasonable opportunity to review and comment upon such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. The

Company shall use its best efforts to have such registration statement or amendment declared effective by the SEC at the earliest possible date.

(b) Blue Sky. The Company shall, on or before the Commencement Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Commitment Shares and the Purchase Shares for sale to the Buyer pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United

States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Commencement Date. The Company shall make all filings and reports relating to the offer and sale of the Commitment Shares and the

Purchase Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Commencement Date.

(c) No Variable Priced Financing. Other than pursuant to this Agreement,

the Company agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement (as provided in Section 9(k)

hereof), neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Buyer, contract for any equity financing

(including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary

(including debt securities with an equity component) which, in any case (i)

are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock, (iii)

directly or indirectly provide for any "re-set" or adjustment of the purchase price, conversion rate or exercise price after the issuance of the security, or (iv) contain any "make-whole" provision based upon, directly or indirectly, the market price of the Common Stock after the issuance of the security, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of Common Stock at a price which is below the market price of the Common Stock.

(d) Listing. The Company shall promptly secure the listing of all of the

Purchase Shares, Commitment Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal

Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(e) Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common

Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock; provided, however, that such restrictions shall not apply (i) if the Buyer submits after a sale of shares of Common

Stock a Purchase Notice entitling the Buyer to receive a number of shares of Common Stock at least equal to the number of shares so sold or (ii) if an Event of Default has occurred, including any failure by the Company to timely issue any Purchase Shares required to be issued pursuant to the terms of this Agreement.

(f) Previous Issuance of Securities/Limitation on Sales of Commitment

Shares. The Company has previously issued to the Buyer (i) 800,000 shares of Common Stock (the "Commitment Shares") and (ii) 645,000 common stock purchase warrants, (the "Warrants") exercisable for a period of five (5)

years from the Commencement Date, granting the Buyer the right to purchase

645,000 shares of Common Stock (the "Warrant Shares") at the following prices: (1) 215,000 Warrant Shares for $.25, (2) 215,000 Warrant Shares for

$.35 per share and (3) 215,000 Warrant Shares for $.45 per share. The

Buyer agrees that the Buyer shall not transfer or sell the Commitment

Shares until the earlier of (X) 500 Trading Days from the date of

Commencement or (Y) the date this Agreement has been terminated, provided,

however, that such restrictions shall not apply: (i) in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended), (ii) in connection with any pledge in connection with a bona fide loan or margin account, or (iii) if an Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default, including any failure by the Company to timely issue Purchase Shares under this Agreement. Notwithstanding the forgoing,

the Buyer may transfer Commitment Shares or Warrant Shares to a third party in order to settle a sale made by the Buyer where the Buyer reasonably expects the Company to deliver Purchase Shares to the Buyer under this

Agreement so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitment Shares or

Warrant Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer.

(g) Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer's due diligence of the Company.

(h) Reservation of Shares. The Company shall, so long as any Available

Amount is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the purchase of the Available Amount, such number of shares of Common Stock as shall from time to time be sufficient to effect the purchase of the entire remaining

Available Amount, without regard to any restrictions or limitations on purchases. The Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the purchase of the Warrant Shares, 645,000 Common Stock.

5. TRANSFER AGENT INSTRUCTIONS.

On the Commencement, the Company shall cause any restrictive legend on the

Commitment Shares to be removed and all of the Purchase Shares, Commitment

Shares and Warrant Shares (so long as the a registration statement is available for the resale of the Warrant Shares at the time of issuance of the respective Warrant Shares) to be issued under this Agreement shall be issued without any restrictive legend and shall be issued by the Company's transfer agent via The DTC Fast Automated Securities Transfer Program, by

crediting the appropriate number of shares of Common Stock to which the

Buyer shall be entitled to the Buyer's or its designee's balance account with The DTC through The DTC DWAC system. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue Purchase Shares and Warrant Shares (so long as the a registration statement is available for the resale of the Warrant Shares at the time of issuance of the respective Warrant Shares) in the name of the

Buyer or its respective nominee(s), for the Purchase Shares (the

"Irrevocable Transfer Agent Instructions"). The Company warrants to the

Buyer that no instruction other than the Irrevocable Transfer Agent

Instructions referred to in this Section 5, will be given by the Company to its transfer agent with respect to the Purchase Shares and the Warrant

Shares, and that the Commitment Shares, the Purchase Shares and the Warrant

Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the

Registration Rights Agreement subject to the provisions of Section 4(f) in the case of the Commitment Shares.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO COMMENCE

SALES OF SHARES OF COMMON STOCK.

The obligation of the Company hereunder to commence sales of the Purchase

Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company including the

Registration Rights Agreement substantially in the form of Exhibit C hereto

(the "Registration Rights Agreement").

(b) Subject to the Company's compliance with Section 4(a), a registration statement covering the sale of the Commitment Shares, the Warrant Shares and at least 6,000,000 Purchase Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the

Registration Statement shall be pending or threatened by the SEC.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the

Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the

Commencement Date.

7. CONDITIONS TO THE BUYER'S OBLIGATION TO COMMENCE

PURCHASES OF SHARES OF COMMON STOCK.

The obligation of the Buyer to commence purchases of Purchase Shares under this Agreement is subject to the satisfaction, on or before the

Commencement Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer including the Registration Rights Agreement substantially in the form of Exhibit C hereto.

(b) The Company shall have removed any restrictive legend from the

Commitment Shares.

(c) The Common Stock shall be authorized for quotation on the Principal

Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares

and the Commitment Shares shall be approved for listing upon the Principal

Market.

(d) The Buyer shall have received the opinions of the Company's legal counsel dated as of the Commencement Date in the form of Exhibit D attached hereto.

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in

Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the

Company shall have performed, satisfied and complied with the covenants,

agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the

Commencement Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement

Date, to the foregoing effect in the form attached hereto as Exhibit E.

(f) The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit F which shall be in full force and effect without any amendment or supplement thereto as of the Commencement

Date.

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases hereunder, at least 6,000,000 shares of Common Stock.

(h) The Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, shall have been delivered to and acknowledged in writing by the Company and the Company's transfer agent.

(i) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Louisiana as of a date within ten (10) Trading Days of the Commencement Date.

(j) The Company shall have delivered to the Buyer a certified copy of the

Certificate of Incorporation as certified by the Secretary of State of the

State of Nevada within ten (10) Trading Days of the Commencement Date.

(k) The Company shall have delivered to the Buyer a secretary's certificate executed by the Secretary of the Company, dated as of the Commencement

Date, in the form attached hereto as Exhibit H.

(l) A registration statement covering the sale of all of the Commitment

Shares, the Warrant Shares and at least 6,000,000 Purchase Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final form of Prospectus to be used by the Buyer in connection with any sales of any Commitment Shares or any Purchase Shares. The Company

shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment

Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws.

(m) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

(n) On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the

Buyer, in order to render inapplicable any control share acquisition,

business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including,

without limitation, the Company's issuance of the Securities and the

Buyer's ownership of the Securities.

8. INDEMNIFICATION.

In consideration of the Buyer's execution and delivery of the Transaction

Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the

Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement)

(collectively, the "Indemnitees") from and against any and all actions,

causes of action, suits, claims, losses, costs, penalties, fees,

liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys'

fees and disbursements (the "Indemnified Liabilities"), incurred by any

Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the

Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant,

agreement or obligation of the Company contained in the Transaction

Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction

Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the

Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the

Indemnified Liabilities which is permissible under applicable law.

9. EVENTS OF DEFAULT.

An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

(a) while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason

(including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(b) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(c) the failure of the Company or the Common Stock to fully meet the requirements for continued listing on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty

(30) Trading Days in any 365-day period;

(d) the Company's or the Transfer Agent's notice, verbal or written, to the Buyer, including by way of public announcement, at any time, of its intention not to comply with a proper request for purchase of Purchase

Shares under this Agreement that is tendered in accordance with the provisions of this Agreement, or the failure of the Company to deliver a

Company Confirmation of Purchase Notice to the Buyer and to the Transfer

Agent in accordance with the provisions of this Agreement within two (2)

Trading Days after the receipt by the Company of a Purchase Notice (subject to extension in accordance with Section 1(e)(iii) for a good faith dispute made in accordance with the terms of Section 1(e)(iii)); or the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within five (5) Trading Days after the applicable Purchase Date or to issue

Warrant Shares to the Buyer within fice (5) Trading Days after the applicable exercise notice in accordance with the Warrant;

(e) if at any time after the Commencement Date, the "Exchange Cap" is reached (the "Exchange Cap" shall be deemed to be reached at such time if,

upon submission of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common

Stock which the Company may issue under this Agreement without breaching the Company's obligations under the rules or regulations of the Principal

Market);

(f) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least ten (10) Trading Days;

(g) any payment default under any contract whatsoever or any acceleration prior to maturity of any mortgage, indenture, contract or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, which in any case,

is in excess of $1,000,000;

(h) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(i) if the Company pursuant to or within the meaning of any Bankruptcy Law;

(A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D)

makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or (F) is generally unable to pay its debts as the same become due; or

(j) a court of competent jurisdiction enters an order or decree under any

Bankruptcy Law that; (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the

Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this

Agreement, including the Buyer termination rights under Section 11(k)

hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an

Event of Default, has occurred and is continuing, the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the

Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an

Event of Default as described in Sections 9(h), 9(i) and 9(j) hereof) this

Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the

Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this

Agreement.

10. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "Available Amount" means initially Ten Million Dollars ($10,000,000) in the aggregate which amount shall be reduced by the Purchase Amount as the

Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

(c) "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

(e) "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(f) "Daily Base Amount" means initially Twenty Thousand Dollars ($20,000)

per Trading Day, which amount may be increased or decreased from time to time pursuant to Section 1(c) hereof.

(g) "Maturity Date" means the date that is 500 Trading Days (25 Monthly

Periods) from the Commencement Date, which such date may be extended by up to an additional three Monthly Periods by the Company, in its sole discretion, by written notice to the Buyer.

(h) "Monthly Base Amount" means Four Hundred Thousand Dollars ($400,000)

per Monthly Period.

(i) "Monthly Period" means each successive 20 Trading Day period commencing with the Commencement Date.

(j) "Original Daily Base Amount" means Twenty Thousand Dollars ($20,000)

per Trading Day

(j) "Person" means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(k) "Principal Market" means The American Stock Exchange.

(l) "Purchase Amount means the portion of the Available Amount submitted in a Purchase Notice to be used to purchase Common Stock pursuant to Section 1 hereof.

(m) "Purchase Date" means the actual date that the Buyer submits a Purchase

Notice to the Company to purchase Common Stock hereunder so long as the

Buyer shall transmit by facsimile (or otherwise deliver) to the Company on or prior to 11:59 p.m., Central Time on such date.

(n) "Purchase Price" means, as of any Purchase Date or other date of determination, the lower of the (A) the lowest Sale Price of the Common

Stock on the Purchase Date or such other date of determination and (B) the arithmetic average of the three (3) lowest Closing Sale Prices for the

Common Stock during the fifteen (15) consecutive Trading Days ending on the

Trading Day immediately preceding such Purchase Date or other date of determination (to be appropriately adjusted for any reorganization,

recapitalization, non-cash dividend, stock split or other similar transaction).

(o) "Sale Price" means, for any security as of any date, the trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

(p) "SEC" means the United States Securities and Exchange Commission.

(q) "Trading Day" means any day on which the Principal Market is open for customary trading.

11. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the

State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY

HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST,

A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION

HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED

HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this

Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this

Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the

Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer,

and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt,

when delivered personally; (ii) upon receipt, when sent by facsimile

(provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

USURF America, Inc.

8748 Quarters Lake Road

Baton Rouge, Louisiana 70809

Telephone: (225) 922-7744

Facsimile: (225) 922-9123

Attention: David Loflin

With a copy to:

Newlan & Newlan

819 Office Park Circle

Lewisville, Texas 75057

Telephone: (972) 353-3880

Facsimile: (972) 353-8304

Attention: Eric Newlan

If to the Buyer:

Fusion Capital Fund II, LLC

222 Merchandise Mart Plaza, Suite 9-112

Chicago, IL 60654

Telephone: 312-644-6644

Facsimile: 312-644-6244

Attention: Steven G. Martin

If to the Transfer Agent:

Securities Transfer Corporation

2591 Dallas Parkway

Suite 102

Frisco, Texas 75034

Telephone: (469) 633-0101

Facsimile: (469) 633-0088

Attention: Kevin Halter, Jr.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii)

or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights under this

Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Buyer shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby;

provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure

(including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents,

as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. This Agreement may be terminated only as follows:

(i) By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(h), 9(i) and 9(j)

hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

No such termination of this Agreement under this Section 11(k)(i) shall affect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii) In the event that the Commencement shall not have occurred, the

Company shall have the option to terminate this Agreement for any reason or for no reason without liability of any party to any other party.

(iii) In the event that the Commencement shall not have occurred on or before May 31, 2001, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Commencement (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party.

(iv) If by the Maturity Date, for any reason or for no reason the full

Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, by the Buyer without any liability or payment to the Company.

(v) At any time after the Commencement Date, the Company shall have the right to terminate this Agreement for any reason or for no reason by delivering written notice (a "Company Termination Notice") to the Buyer electing to terminate this Agreement (a "Company Termination"). The

Company Termination Notice shall not be effective until three (3) Trading

Days after it has been received by the Buyer. Any Purchase Notices submitted by the Buyer which have a Purchase Date on or prior to the third

(3rd) Trading Day after receipt by the Buyer of the Company Termination

Notice, must be honored by the Company as otherwise provided herein.

(vi) This Agreement shall automatically terminate on the date that the

Company sells and the Buyer purchases Ten Million Dollars ($10,000,000) of

Common Stock as provided herein, without any action or notice on the part of any party.

Except as set forth in Sections 11(k)(i) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the

case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in

Sections 2 and 3 hereof, the indemnification provisions set forth in

Section 8 hereof and the agreements and covenants set forth in Section 11,

shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the

Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l) Financial Advisor, Placement Agent, Broker or Finder. The Company

acknowledges to the Buyer that it has engaged Gruntal & Co., L.L.C. as its financial advisor in connection with the transactions contemplated hereby.

The Company represents and warrants to the Buyer that it has not retained any other financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor,

placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent,

broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation,

attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies, Other Obligations, Breaches and Injunctive Relief. The

Buyer's remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement,

at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer's right to pursue actual damages for any failure by the Company to comply with the terms of this

Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(o) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto,

as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(p) Enforcement Costs. If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this

Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the

Company shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(q) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock

Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

USURF AMERICA, INC.

By: /s/ David M. Loflin

Name: David M. Loflin

Title: President

BUYER:

FUSION CAPITAL FUND II, LLC

BY: FUSION CAPITAL PARTNERS II, LLC

BY: SGM HOLDINGS CORP.

By: /s/ Steven G. Martin

Name: Steven G. Martin

Title: President

SCHEDULES

Schedule 3(a) Subsidiaries

Schedule 3(c) Capitalization

Schedule 3(e) Conflicts

Schedule 3(f) 1934 Act Filings

Schedule 3(g) Material Changes

Schedule 3(h) Litigation

Schedule 3(m) Intellectual Property

Schedule 3(o) Liens

Schedule 3(s) Certain Transactions

EXHIBITS

Exhibit A Form of Purchase Notice

Exhibit B Form of Company Confirmation of Purchase Notice

Exhibit C Form of Registration Rights Agreement

Exhibit D Form of Company Counsel Opinion

Exhibit E Form of Officer's Certificate

Exhibit F Form of Resolutions of Board of Directors of the Company

Exhibit G Form of Irrevocable Transfer Agent Instructions

Exhibit H Form of Secretary's Certificate

DISCLOSURE SCHEDULES

Schedule 3(a) - Subsidiaries

Schedule 3(c) - Capitalization

(i.)

(ii.)

(iii.)

(iv.)

(v.)

(vi.)

(vii.)

Schedule 3(e) - No Conflicts

Schedule 3(f) - 1934 Act Filings

Schedule 3(g) - Absence of Certain Changes

Schedule 3(h) - Litigation

Schedule 3(m) - Intellectual Property Rights

Schedule 3(o) - Title

Schedule 3(s) - Transactions with Affiliates

EXHIBIT A

FORM OF PURCHASE NOTICE

Reference is made to the Common Stock Purchase Agreement (the "Common

Stock Purchase Agreement") between USURF AMERICA, INC. (the "Company") and

FUSION CAPITAL FUND II, LLC dated __________. In accordance with and pursuant to the Common Stock Purchase Agreement, the undersigned hereby elects to purchase shares of common stock, par value $.0001 per share (the

"Common Stock"), of the Company for the Available Amount indicated below of as of the date specified below.

Purchase Date:

Monthly Period Dates:

Initial Available Amount: $10,000,000.00

Monthly Base Amount: $400,000.00

Remaining Available Amount

prior to this purchase: $

Remaining Monthly Base Amount

prior to this purchase: $

Available Amount to be purchased: $

Remaining Available Amount

after this purchase: $

Remaining Monthly Base Amount

after this purchase: $

Please confirm the following information:

Purchase Price per share: $

Low Sale Price on Date Hereof

Average of 3/15 Closing Sale Prices for _______($___), _______($___)

and _______($___).

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone #:

Broker DTC Participant Code: ________________

Account Number* : ________________

* Note that receiving broker must initiate transaction on DWAC System.

EXHIBIT B

FORM OF COMPANY CONFIRMATION OF PURCHASE NOTICE

Reference is made to the Common Stock Purchase Agreement (the "Common

Stock Purchase Agreement") between USURF AMERICA, INC. (the "Company") and

FUSION CAPITAL FUND II, LLC dated ________. In accordance with and pursuant to the Common Stock Purchase Agreement, the undersigned hereby confirms and authorizes the issuance of shares of common stock, par value

$.0001 per share (the "Common Stock") of the Company, in connection with the Purchase Notice (as defined in the Common Stock Purchase Agreement)

attached hereto. Specifically, the Company hereby confirms the following information:

Purchase Date:

Monthly Period Dates:

Initial Available Amount: $10,000,000.00

Monthly Base Amount: $400,000.00

Remaining Available Amount

prior to this purchase: $

Remaining Monthly Base Amount

prior to this purchase: $

Available Amount to be purchased: $

Remaining Available Amount

after this purchase: $

Remaining Monthly Base Amount

after this purchase: $

Purchase Price per share: $

Number of shares of Common

Stock to be issued:

The shares of Common Stock shall be issued in the name and to the address as set forth in the applicable Purchase Notice.

Authorized Signature

Name:

Title:

Phone #:

Fax #:

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[Sent separately]

EXHIBIT D

FORM OF COMPANY COUNSEL OPINION

Capitalized terms used herein but not defined herein, have the meaning set forth in the Common Stock Purchase Agreement. Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation existing and in good standing under the laws of the State of Nevada. The Company is qualified to do business as a foreign corporation and is in good standing in the States of Louisiana.

2. The Company has the corporate power to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party.

The Company has the corporate power to conduct its business as, to the best of our knowledge, it is now conducted, and to own and use the properties owned and used by it.

3. The execution, delivery and performance by the Company of the

Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery of the Transaction Documents by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized and approved by the Company's Board of Directors and no further consent,

approval or authorization of the Company, its Board of Directors or its stockholders is required. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the

Company in accordance with their terms except as such enforceability may be limited by general principals of equity or applicable bankruptcy,

insolvency, liquidation or similar laws relating to, or affecting creditor's rights and remedies.

4. The execution, delivery and performance by the Company of the

Transaction Documents, the consummation by the Company of the transactions contemplated thereby including the offering, sale and issuance of the

Commitment Shares, the Warrants and the Purchase Shares in accordance with the terms and conditions of the Common Stock Purchase Agreement, and fulfillment and compliance with terms of the Transaction Documents, does not and shall not: (i) conflict with, constitute a breach of or default (or an event which, with the giving of notice or lapse of time or both,

constitutes or could constitute a breach or a default), under (a) the

Certificate of Incorporation or the Bylaws of the Company, (b) any material agreement, note, lease, mortgage, deed or other material instrument to which to our knowledge the Company is a party or by which the Company or any of its assets are bound, (ii) result in any violation of any statute,

law, rule or regulation applicable to the Company, or (iii) to our knowledge, violate any order, writ, injunction or decree applicable to the

Company or any of its subsidiaries.

5. The issuance of the Purchase Shares and Warrant Shares pursuant to the terms and conditions of the Transaction Documents has been duly authorized.

6,000,000 shares of Common Stock have been properly reserved for issuance under the Common Stock Purchase Agreement. 645,000 shares of Common Stock have been properly reserved for issuance under the Warrant Agreement. When issued and paid for in accordance with the Common Stock Purchase Agreement,

the Purchase Shares shall be validly issued, fully paid and non-assessable,

to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights. When issued and paid for in accordance with the Warrant Agreement, the Warrant Shares shall be validly issued, fully paid and non-assessable, to our knowledge, free of all taxes,

liens, charges, restrictions, rights of first refusal and preemptive rights. To our knowledge, the execution and delivery of the Registration

Rights Agreement do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person for the registration under the Securities Act of any shares of

Common Stock or other securities of the Company which have not been waived.

6. As of the date hereof, the authorized capital stock of the Company consists of (i) ___________ shares of common stock, par value $_____ per share, of which to our knowledge ___________ shares are issued and outstanding, and (ii) ________ shares of preferred stock, par value $_____

per share of which to our knowledge ________ shares are issued and outstanding. Except as set forth on Schedule 3(c) of the Common Stock

Purchase Agreement, to our knowledge, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company.

7. Assuming the accuracy of the representations and your compliance with the covenants made by you in the Transaction Documents, the offering, sale and issuance of the Commitment Shares and the Warrants to you pursuant to the Transaction Documents is exempt from registration under the 1933 Act and the securities laws and regulations of the States of Nevada and

Louisiana.

8. Other then which has been obtained and completed prior to the date hereof, no authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, or stock exchange or market, or any court, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the Company to issue and sell the Purchase

Shares and Warrant Shares as contemplated by the Transaction Documents.

9. The Common Stock is registered pursuant to Section 12(g) of the

Exchange Act. To our knowledge, since January 1, 1999, the Company has been in compliance with the reporting requirements of the Exchange Act applicable to it. To our knowledge, since January 1, 1999, the Company has not received any written notice from the Principal Market stating that the

Company has not been in compliance with any of the rules and regulations

(including the requirements for continued listing) of the Principal Market.

We further advise you that to our knowledge, except as disclosed on

Schedule 3(h) in the Common Stock Purchase Agreement, there is no action,

suit, proceeding, inquiry or investigation before or by any court, public board or body, any governmental agency, any stock exchange or market, or self-regulatory organization, which has been threatened in writing or which is currently pending against the Company, any of its subsidiaries, any officers or directors of the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries.

In addition, we have participated in the preparation of the SEC Documents and the Registration Statement (SEC File #________) covering the sale of the Purchase Shares, the Commitment Shares and the Warrant Shares including the prospectus dated ____________, contained therein and in conferences with officers and other representatives of the Company (including the

Company's independent auditors) during which the contents of the SEC

Documents, the Registration Statement and related matters were discussed and reviewed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the SEC Documents or the Registration Statement, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law, nothing came to our attention that caused us to believe that the SEC Documents or the Registration Statement

(other than the financial statements and schedules and the other financial and statistical data included therein, as to which we express no belief),

as of their dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT E

FORM OF OFFICER'S CERTIFICATE

This Officer's Certificate ("Certificate") is being delivered pursuant to

Section 7(e) of that certain Common Stock Purchase Agreement dated as of

_________, 2001 ("Common Stock Purchase Agreement"), by and between USURF

AMERICA, INC., a Nevada corporation (the "Company"), and FUSION CAPITAL

FUND II, LLC (the "Buyer"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase

Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies as follows:

1. I am the _____________ of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company contained in the

Common Stock Purchase Agreement are true and correct as of the date hereof;

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the

Transaction Documents to be performed, satisfied or complied with by the

Company at or prior to the Commencement Date.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of

___________.

______________________

Name:

Title:

The undersigned as Secretary of USURF America, Inc., a Nevada corporation,

hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of _________ and that the signature appearing above is his genuine signature.

___________________________________

Secretary

EXHIBIT F

FORM OF COMPANY RESOLUTIONS

WHEREAS, there has been presented to the Board of Directors of USURF

America, Inc., (the "Corporation") a draft of a Common Stock Purchase

Agreement (the "Purchase Agreement") by and among the Corporation and

Fusion Capital Fund II, LLC ("Fusion"), providing for the purchase by

Fusion of up to Ten Million Dollars ($10,000,000) of the Corporation's

common stock, par value $___ (the "Common Stock"); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in to transactions contemplated by the Purchase Agreement.

Transaction Documents

RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and ____________________________________________ (the

"Authorized Officers") are severally authorized to execute and deliver the

Purchase Agreement, and any other agreements or documents contemplated thereby (including, without limitation, a warrant agreement for the purchase of 645,000 shares of the Company's Common Stock (the "Warrant

Agreement"), a registration rights agreement (the "Registration Rights

Agreement") providing for the sale of the shares of the Company's Common

Stock issuable in respect of the Purchase Agreement) on behalf of the

Corporation, with such amendments, changes, additions and deletions as the

Authorized Officers may deem to be appropriate and approve on behalf of,

the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Warrant Agreement by and among the Corporation and Fusion are hereby approved and the Authorized

Officers are authorized to execute and deliver the Warrant Agreement

(pursuant to the terms of the Purchase Agreement), with such amendments,

changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, an Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights

Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the

Registration Rights Agreement (pursuant to the terms of the Purchase

Agreement), with such amendments, changes, additions and deletions as the

Authorized Officer may deem appropriate and approve on behalf of, an

Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer

Agent Instructions (the "Instructions") are hereby approved and the

Authorized Officers are authorized to execute and deliver the Instructions

(pursuant to the terms of the Purchase Agreement), with such amendments,

changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Corporation having an aggregate value of up to $10,000,000; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue the

Commitment Shares (as defined in the Purchase Agreement) and that, upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the

Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue

645,000 Warrant Shares (as defined in the Purchase Agreement) and that,

upon issuance of the Warrant Shares pursuant to the Warrant Agreement, the

Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of shares of Common Stock up to the available amount under the Purchase Agreement (the "Purchase Shares") in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase

Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve 6,000,000 shares of Common Stock for issuance as Purchase Shares under the Purchase

Agreement.

FURTHER RESOLVED, that the Corporation shall initially reserve 645,000 shares of Common Stock for issuance as Warrant Shares under the Warrant

Agreement.

Registration Statement

The management of the Corporation has prepared an initial draft of a

Registration Statement on Form ___ (the "Registration Statement") in order to register the sale of the Purchase Shares, the Commitment Shares and the warrant Shares (collectively, the "Shares"); and

The Board of Directors has determined to approve the Registration Statement and to authorize the appropriate officers of the Corporation to take all such actions as they may deem appropriate to effect the offering; and

NOW, THEREFORE, BE IT RESOLVED, that the officers and directors of the

Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare,

execute and file with the Securities and Exchange Commission (the

"Commission") the Registration Statement, which Registration Statement shall be filed substantially in the form presented to the Board of

Directors, with such changes therein as the Chief Executive Officer of the

Corporation or any Vice President of the Corporation shall deem desirable and in the best interest of the Corporation and its shareholders (such officer's execution thereof including such changes shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the

Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits,

schedules, documents and other instruments relating to the Registration

Statement, as such officers shall deem necessary or appropriate (such officer's execution and filing thereof shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the execution of the Registration Statement and of any amendments and supplements thereto by the officers and directors of the

Corporation be, and the same hereby is, specifically authorized either personally or by the Authorized Officers as such officer's or director's true and lawful attorneys-in-fact and agents; and

FURTHER RESOLVED, that the Authorized Officers are hereby is designated as

"Agent for Service" of the Corporation in connection with the Registration

Statement and the filing thereof with the Commission, and the Authorized

Officers hereby are, authorized to receive communications and notices from the Commission with respect to the Registration Statement; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may be incurred by the Corporation in connection with the Registration

Statement; and

FURTHER RESOLVED, that it is desirable and in the best interest of the

Corporation that the Shares be qualified or registered for sale in various states; that the officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as they may deem advisable; that said officers be, and each of them hereby is,

authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to,

applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Corporation is to be registered in connection with the public offering of the Shares, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Shares on the American Stock

Exchange.

Approval of Actions

RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the

Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

RESOLVED, that the Authorized Officers be, and each of them hereby is,

authorized, empowered and directed on behalf of and in the name of the

Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules,

applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved,

ratified and confirmed in all respects.

EXHIBIT G

FORM OF TRANSFER AGENT INSTRUCTIONS

[Commencement Date]

[TRANSFER AGENT]

[Address]

Attn: __________________

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement (the

"Common Stock Purchase Agreement"), dated as of ____________, 2001, by and between USURF AMERCIA, INC., a Nevada corporation (the "Company"), and

FUSION CAPITAL FUND II, LLC (together with its assigns, the "Buyer"),

pursuant to which the Company may sell to the Buyer up to Ten Million

Dollars ($10,000,000) of the Company's common stock, par value $___ per share (the "Common Stock"). The shares of Common Stock to be purchased thereunder are referred to herein as, the "Purchase Shares." In addition,

the Company has issued to the Buyer 645,000 common stock purchase warrants

(the "Warrants") granting the Buyer the right to purchase from the Company

645,000 shares of Common Stock (the "Warrant Shares"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the

Purchase Shares to the Buyer from time to time upon surrender to you of a properly completed and duly executed Purchase Notice, in the form attached hereto as Exhibit I, and a Company Confirmation of Purchase Notice, in the

form attached hereto as Exhibit II. This letter shall also serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Warrant Shares to the Buyer from time to time upon surrender to you of a properly completed and duly executed Warrant Exercise Notice, in the form attached hereto as

Exhibit IV, and a Company Confirmation of Warrant Exercise Notice, in the

form attached hereto as Exhibit V.

Specifically in regard to the issuance of Purchase Shares, upon receipt by the Company of a copy of a Purchase Notice, the Company shall as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such Purchase Notice, send, via facsimile, a

Company Confirmation of Purchase Notice to the Buyer and to you, which confirmation shall constitute an irrevocable instruction to you to process such Purchase Notice in accordance with the terms of these instructions and the Company Confirmation of Purchase Notice. Upon your receipt of a copy of the executed Purchase Notice and a copy of the applicable Company

Confirmation of Purchase Notice, you shall use your best efforts to, within one (1) Trading Day following the date of receipt of the Company

Confirmation of Purchase Notice, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Purchase

Notice, a certificate, registered in the name of the Buyer or its designee,

for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Company Confirmation of Purchase Notice or (B)

provided that (1) a registration statement is available for the sale of the

Purchase Shares at the time of issuance of the respective Purchase Shares and (2) you are participating in The Depository Trust Company ("DTC") Fast

Automated Securities Transfer Program, upon the request of the Buyer,

credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the

Buyer causes its bank or broker to initiate the DWAC transaction.

("Trading Day" shall mean any day on which the American Stock Exchange is open for customary trading.)

Specifically in regard to Warrant Shares, upon receipt by the Company of a copy of a Warrant Exercise Notice, the Company shall as soon as practicable, but in no event later than one (1) Trading Day after receipt of such Warrant Exercise Notice, send, via facsimile, a Company

Confirmation of Warrant Exercise Notice to the Buyer and to you, which confirmation shall constitute an irrevocable instruction to you to process such Warrant Exercise Notice in accordance with the terms of these instructions and the Company Confirmation of Warrant Exercise Notice. Upon

your receipt of a copy of the executed Warrant Exercise Notice and a copy of the applicable Company Confirmation of Warrant Exercise Notice, you

shall use your best efforts to, within one (1) Trading Day following the date of receipt of the Company Confirmation of Warrant Exercise Notice, (A)

issue and surrender to a common carrier for overnight delivery to the address as specified in the Purchase Notice, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common

Stock to which the Buyer shall be entitled as set forth in the Company

Confirmation of Purchase Notice or (B) provided that (1) a registration statement is available for the sale of the Warrant Shares at the time of issuance of the respective Warrant Shares and (2) you are participating in

The DTC Fast Automated Securities Transfer Program, upon the request of the

Buyer, credit such aggregate number of shares of Common Stock to which the

Buyer shall be entitled to the Buyer's or its designee's balance account with DTC through its DWAC system provided the Buyer causes its bank or broker to initiate the DWAC transaction.

The Company hereby confirms to you and the Buyer that certificates representing the Purchase Shares or the Warrant Shares shall not bear any legend restricting transfer of the Purchase Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company provided that the

Company counsel delivers the Notice of Effectiveness set forth in Exhibit

III attached hereto, and that if the Purchase Shares or Warrant Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Purchase Shares or Warrant Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE

SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY

NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES

ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION

OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT

REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES

LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

The Company hereby confirms to you and the Buyer that no instructions other than as contemplated herein will be given to you by the Company with respect to the Purchase Shares or Warrant Shares.

Please be advised that the Buyer is relying upon this letter as an inducement to purchase shares of Common Stock under the Common Stock

Purchase Agreement and, accordingly, the Buyer is a third party beneficiary to these instructions.

Should you have any questions concerning this matter, please contact me at

(___) ___-____.

Very truly yours,

USURF AMERCIA, INC.

By:__________________________

Name: _______________________

Its: _______________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:

Name:

Title

Date:

cc: FUSION CAPITAL FUND II, LLC

EXHIBIT I

TO TRANSFER AGENT INSTRUCTIONS

FORM OF PURCHASE NOTICE

See attached.

[Attach Exhibit A to Common Stock Purchase Agreement.]

EXHIBIT II

TO TRANSFER AGENT INSTRUCTIONS

FORM OF COMPANY CONFIRMATION OF PURCHASE NOTICE

See attached.

[Attach Exhibit B to Common Stock Purchase Agreement.]

EXHIBIT III

TO TRANSFER AGENT INSTRUCTIONS

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Date]

[TRANSFER AGENT]

[Address]

Attn: __________________

Ladies and Gentlemen:

We are counsel to USURF AMERICA, INC., a Nevada corporation (the

"Company"), and have represented the Company in connection with that certain Common Stock Purchase Agreement (the "Common Stock Purchase

Agreement") entered into by and among the Company and FUSION CAPITAL FUND

II, LLC (the "Buyer") pursuant to which (i) the Company may sell to the

Buyer up to ___________ Dollars ($___________) of the Company's common stock, par value $____ per share (the "Common Stock" and the shares of

Common Stock to be purchased thereunder are referred to herein as, the

"Purchase Shares"), and (ii) the Company has agreed to issue to the Buyer

_______ shares of Common Stock (the "Commitment Shares"). Pursuant to the

Common Stock Purchase Agreement, the Company also has entered into a

Warrant Agreement with the Buyer (the "Warrant Agreement") pursuant to which the Company has issued to the Buyer 645,000 common stock purchase warrants (the "Warrants") granting the Buyer the right to purchase from the

Company 645,000 shares of Common Stock (the "Warrant Shares"). Pursuant to the Common Stock Purchase Agreement, the Company also has entered into a

Registration Rights Agreement with the Buyer (the "Registration Rights

Agreement") pursuant to which the Company agreed, among other things, to register the Purchase Shares, the Commitment Shares and the Warrant Shares

under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Common Stock Purchase

Agreement and the Registration Rights Agreement, on _____________, the

Company filed a Registration Statement (File No. 333-_____________) (the

"Registration Statement") with the Securities and Exchange Commission (the

"SEC") relating to the sale of the Purchase Shares and the Commitment Shares.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER

TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Purchase Shares, the Commitment Shares and the Warrant Shares are

available for sale under the 1933 Act pursuant to the Registration Statement.

The Buyer has confirmed it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares, the Warrant Shares or the

Purchase Shares.

Very truly yours,

[Company Counsel]

By:____________________

cc: FUSION CAPITAL FUND II, LLC

EXHIBIT IV

TO TRANSFER AGENT INSTRUCTIONS

FORM OF WARRANT EXERCISE NOTICE

See attached.

[Attach Exhibit 1 to Warrant Agreement.]

EXHIBIT V

TO TRANSFER AGENT INSTRUCTIONS

FORM OF COMPANY CONFIRMATION WARRANT EXERCISE NOTICE

Reference is made to the Common Stock Purchase Agreement (the "Common

Stock Purchase Agreement") between USURF AMERICA, INC. (the "Company") and

FUSION CAPITAL FUND II, LLC dated April 25, 2001. In accordance with and pursuant to the Common Stock Purchase Agreement, the Company has issued to

FUSION CAPITAL FUND II, LLC a Warrant to Purchase _________ shares of common stock, par value $.01 per share (the "Common Stock") of the Company.

The undersigned hereby confirms that FUSION CAPITAL FUND II, LLC has exercised the Warrant to purchase _____ shares of Common stock and authorizes the issuance of ______ shares of common stock, par value $.0001 per share (the "Common Stock") of the Company, in connection with the

Warrant Exercise Notice Specifically, the Company hereby confirms the following information:

Number of shares of Common

Stock to be issued:

Remaining Number of shares

Subject to Exercise: ____________________________________

Exercise Price: $.__/share of Common Stock (Subject to Adjustment pursuant to the Warrant)

The shares of Common Stock shall be issued in the name and to the address as set forth in the applicable Warrant Exercise Notice.

Authorized Signature

Name:

Title:

Phone #:

Fax #:

EXHIBIT H

FORM OF SECRETARY'S CERTIFICATE

This Secretary's Certificate ("Certificate") is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of

__________, 2001 ("Common Stock Purchase Agreement"), by and between USURF

AMERICA, INC., a Nevada corporation (the "Company") and FUSION CAPITAL FUND

II, LLC (the "Buyer"), pursuant to which the Company may sell to the Buyer up to Ten Million Dollars ($10,000,000) of the Company's Common Stock, par

value $.0001 per share (the "Common Stock"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common

Stock Purchase Agreement.

The undersigned, ____________, Secretary of the Company, hereby certifies as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary's Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company's bylaws ("Bylaws") and Certificate of

Incorporation ("Articles"), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors,

officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on

_____________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company's Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance,

offering and sale of the Purchase Shares and the Commitment Shares and (ii)

and the performance of the Company of its obligation under the Transaction

Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of

____________.

_________________________

Secretary

The undersigned as ___________ of __________, a ________ corporation,

hereby certifies that ____________ is the duly elected, appointed,

qualified and acting Secretary of _________, and that the signature appearing above is his genuine signature.

___________________________________